
                                                                                               Nicor Gas Company
                                                                                               Form 10-K
                                                                                               Exhibit 12.01

                                                             Nicor Gas Company
                                      Computation of Consolidated Ratio of Earnings to Fixed Charges
                                                                (thousands)

                                                                  Year Ended December 31
                                         ------------------------------------------------------------------------
                                             2004            2003         2002           2001           2000
                                         ------------    ------------  -----------   ------------   ------------
Earnings available to cover
   fixed charges:

    Net income (loss)                       $  62,106      $  83,000     $ 109,139      $  98,806      $ 12,584

    Add: Income taxes                          33,108         48,035        64,325         57,000           520

         Fixed charges                         37,555         37,047        36,711         45,431        44,863

         Allowance for funds used
            during construction                  (363)          (220)         (395)          (241)         (363)
                                          ------------   ------------   -----------   ------------   -----------
                                            $ 132,406      $ 167,862     $ 209,780      $ 200,996     $  57,604
                                          ============   ============   ===========   ============   ===========
Fixed charges:

    Interest on debt                        $  35,606      $  33,934     $  33,037      $  43,542     $  42,365

    Other interest charges and
      amortization of debt discount,
      premium, and expense, net                 1,949          3,113         3,674          1,889         2,498
                                          ------------   ------------   -----------   ------------   -----------
                                            $  37,555      $  37,047     $  36,711      $  45,431     $  44,863
                                          ============   ============   ===========   ============   ===========

Ratio of earnings to fixed charges               3.53           4.53          5.71           4.42          1.28
                                          ============   ============   ===========   ============   ===========
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